SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): August 7, 2002

                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                                  94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address. if changed since last report)

 Item 4. Changes in Registrant's Certified Accountant

     Due to the conviction of Arthur Andersen LLP ("AA") of obstruction of justice charges, AA has indicated that it is unable to perform future audit services for the Company, and the Company and AA have terminated their relationship. The Company is in the process of entering into a new engagement with a new auditing firm and is in the client approval process with the new firm. Once the appproval process is completed, and an engagement letter is executed, the Company will disclose the identity of the new auditors.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

 Date: August 7, 2002

 AEROCENTURY CORP.

 By: /s/ Neal D. Crispin

 Neal D. Crispin,
 Chairman of the Board and President